UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 11, 2012

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On December 11, 2012, The Medicines Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Incline Pharmaceuticals, Inc., a Delaware corporation (“Incline”), Silver Surfer Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative and agent of the stockholders and optionholders of Incline (the “Representative”). Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, the Merger Sub will merge with and into Incline, and Incline, as the surviving corporation, will become a wholly owned subsidiary of the Company.
Subject to the terms and conditions of the Merger Agreement, upon the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Company will pay to the holders of Incline's capital stock and the holders of options to purchase shares of Incline's capital stock (whether or not such options are vested or unvested as of immediately prior to the Closing) (the “Incline Equityholders”) in cash a total of $185 million, adjusted for the net amount of cash, unpaid transaction expenses and other debt and liabilities of Incline at closing, plus the aggregate exercise price of all outstanding Incline options. The amount paid to the Incline Equityholders at the Closing will also be reduced by the amount of the price paid to Cadence Pharmaceuticals, Inc. (“Cadence”) to terminate Cadence's option to acquire Incline pursuant to an agreement between Cadence and Incline, amounts payable to employees and consultants of Incline as a result of the Merger pursuant to any change in control, severance, retention or similar plan , and certain other amounts paid to Incline employees in connection with the Merger (the “Closing Consideration”).
In addition, subsequent to the Closing, upon the achievement of a license agreement in Japan and certain regulatory approval and sales milestones with respect to Incline's IONSYS® (fentanyl iontophoretic transdermal system) product, a compact, disposable, needleless Patient-Controlled Analgesia system, the Company has agreed to pay to the Incline Equityholders milestone payments in the amounts, at the times and on the conditions set forth in the Merger Agreement. In the event that all of the milestones set forth in the Merger Agreement were achieved in accordance with the terms of the Merger Agreement, the Incline Equityholders would receive an additional $205 million in cash in the aggregate, less certain transaction expenses and employer taxes owing because of the milestone payments.
At the Closing, all of the outstanding shares of Incline's capital stock will be cancelled and converted into the right to receive a portion of the cash payments described above and each Incline option outstanding at the Closing (whether or not vested) will be cancelled and will be converted into the right to receive a portion of the cash payments described above.
At the Closing, the Company will also enter into an escrow agreement in a customary form with the Representative and JP Morgan Chase, N.A., as the escrow agent (the “Escrow Agreement”) and will deposit $18.5 million of the Closing Consideration into an escrow fund for the purposes of securing the indemnification rights of the Company for any and all losses for which it is entitled to indemnification pursuant to the Merger Agreement or the Escrow Agreement and to provide the source of recovery for any amounts payable to the Company as a result of a post-closing purchase price adjustment process. Under certain circumstances, a portion of the milestone payments to Company Equityholders, if paid, will be added to the escrow fund.
The Company intends to fund the acquisition with cash on hand.
The Merger Agreement includes customary representations, warranties and covenants of Incline, the Company and Merger Sub. Incline has agreed to operate its business in the ordinary course until the earlier of the termination of the Merger Agreement and the Closing of the Merger. Incline has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Incline and to certain restrictions on its ability to respond to any such proposals.
The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, among other things, obtaining certain third party consents and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Company currently anticipates that the transaction will be completed in the first quarter of 2013.
Also on December 11, 2012, in connection with the execution of the Merger Agreement, certain stockholders of Incline entered into non-competition and non-solicitation agreements with the Company (the “Non-Competition Agreements”), pursuant to which, among other matters, these stockholders agreed to refrain from competing with Incline and soliciting employees of Incline for a period of three years, subject to the terms and conditions set forth therein.
The Merger Agreement and this summary are not intended to modify or supplement any factual disclosures about the Company or Incline. The foregoing descriptions of the Merger, the Merger Agreement and the Non-Competition Agreements do not purport to be complete and are qualified in their entirety by reference to the complete texts of the Merger Agreement and Non-Competition Agreements, which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission as exhibits to the Company's Annual Report on Form 10-K for the period ending December 31, 2012.
The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the Company and Incline in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. For the foregoing reasons, none of the Company's stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.
Item 8.01. Other Events
On December 12, 2012, the Company issued a press release announcing its entry into the Merger Agreement. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Safe Harbor
Statements contained in this Current Report on Form 8-K about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions, including the Company's preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the parties' ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of certain consents required in connection with the transaction that may not be obtained on the terms expected or on the anticipated schedule, including without limitation approval of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; decisions of regulatory authorities regarding marketing approval or material limitations on the marketing of IONSYS® (fentanyl iontophoretic transdermal system) for its potential indications; the extent of commercial success of IONSYS® (fentanyl iontophoretic transdermal system); the ability of the Company to successfully integrate Incline's business with the Company's other businesses; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors detailed in the Company's

Quarterly Report on Form 10-Q filed on November 9, 2012, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.
Item 9.01. Financial Statements and Exhibits
(d)    Exhibits

99.1	Press release issued by the Company on December 12, 2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date: December 12, 2012	By: /s/ Paul M. Antinori
Name: Paul M. Antinori Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on December 12, 2012